EXHIBIT 11

               AMERICAN EXPRESS COMPANY AND CONSOLIDATED SUBSIDIARIES
                         COMPUTATION OF EARNINGS PER SHARE
                         Five Years Ended December 31, 1993

                                    1993         1992        1991          1990         1989
                                  --------     --------    --------     --------      --------
 1.  Weighted average number of
      common shares issued and
      outstanding                484,754,771  476,047,601  468,950,425  438,110,325  417,463,323
 2.  Weighted average number of
      shares In-Lieu/LOI             414,904      463,128      465,383      462,784      525,848
 3.  Common shares assuming
      exercise of stock options    2,777,899      255,139      331,756      495,716    2,973,948
 4.  Common share equivalents
      for Variable Rate
      Convertible Notes                    -            -        6,117      178,228      411,723
 5.  Berkshire Hathaway           12,190,155            -            -            -            -
                                 -----------  -----------  -----------  -----------  -----------
 6.  Primary common shares
      and common share
      equivalents                500,137,729  476,765,868  469,753,681  439,247,053  421,374,842
 7.  Additional common
      shares assuming
      exercise of stock
      options based on
      year-end market price                -            -            -            -      239,468
 8.  Common shares reserved
      for conversion of 9%
      Convertible Debentures       3,519,727            -    3,865,733    4,033,880    4,813,033
 9.  Common shares reserved
      for conversion of 7 1/2%
      Convertible Debentures         195,406            -      198,582      198,582      320,695
 10. Common shares reserved
      for conversion of 7 3/4%
      Convertible Debentures               -            -            -       28,794      320,695
                                 -----------  -----------  -----------  -----------  -----------
 11. Fully diluted common shares
      and common share
      equivalents                503,852,862  476,765,868  473,817,996  443,508,309  427,068,733
                                 ===========  ===========  ===========  ===========  ===========

 12. Income from continuing
      operations before
      accounting changes
      ($ millions)                   $1,605         $578         $607       $1,148       $1,099
 13. Less:
      Dividends on Money Market
       Preferred Shares                   -            -          (14)         (19)         (22)
      Dividends on Convertible
       Exchangeable Preferred
       Shares                           (16)         (16)         (16)         (16)           -
      Dividends on $216.75
       CAP Preferred Shares               -          (27)         (10)           -            -
 14. Add back:
      Interest on Variable Rate
       Convertible Notes, net of
       income tax benefit                 -            -            -            1            1
                                     ------       ------       ------       ------       ------
 15. Income from continuing
      operations before
      accounting changes
      applicable to primary
      common shares and common
      share equivalents              1,589           535          567        1,114        1,078
 16. Discontinued operations,
      net of income taxes             (127)         (149)         182         (967)          58
 17. Cumulative effect of
      changes in accounting
      principles, net of
      income taxes                       -            32            -            -            -
                                     ------        ------       ------       ------       ------

 18. Net income applicable to
      primary common shares
      and common share
      equivalents                    1,462            418          749          147        1,136

 19. Add back:
     Interest on convertible debt,
      net of income tax benefit          4              -            4            4            6
                                     ------         ------       ------       ------      ------
 20. Net income applicable to
     fully diluted common shares
     and common share equivalents   $1,466          $ 418        $ 753        $ 151       $1,142
                                     =====          =====        =====        =====        =====
 21. Income from continuing
     operations before
     accounting changes
     applicable to fully
     diluted common shares
     and common share
     equivalents (20 - (16+17))     $1,593          $ 535        $ 571       $1,118       $1,084
                                    ======          =====        =====        =====        =====

 22. Income from continuing
     operations before accounting
     changes per share:
     Primary (15/6)                 $ 3.17          $ 1.12       $1.21       $ 2.54       $ 2.56
     Fully diluted (21/11)          $ 3.16          $ 1.12       $1.21       $ 2.52       $ 2.54

 23. Income (loss) from
     discontinued
     operations per share:
     Primary (16/6)                 $(.25)          $ (.31)      $ .38       $ (2.20)     $  .14
     Fully diluted (16/11)          $(.25)          $ (.31)      $ .38       $ (2.18)     $  .13

 24. Cumulative effect of
     accounting changes per share:
     Primary (17/6)                 $   -           $  .07       $   -       $   -        $   -
     Fully diluted (17/11)          $   -           $  .07       $   -       $   -        $   -

 25. Net income per share:
     Primary (18/6)                 $ 2.92          $  .88       $1.59       $  .34        $2.70
     Fully diluted (20/11)          $ 2.91          $  .88       $1.59       $  .34        $2.67




 Note: The above amounts reflect changes in accounting principles relating to income taxes and postretirement benefits other than pensions in 1992.